THE GLOBAL LANGUAGE OF BUSINESS

GS1 COMPANY PREFIX CERTIFICATE

LICENSED TO

Level 5 Beverage Company, Inc

"LICENSEE"

GS1 Company Prefix: 0851012005

For use in creating GS1 Identification Numbers

Global Trade Item Number (GTIN)
Serial Shipping Container Code (SSCC)
Global Location Number (GLN)
Global Document Type Identifier (GDTI)
Global Service Relation Number (GSRN)
Global Individual Asset Identifier (GIAI)
Global Returnable Asset Identifier (GRAI)
Global Identification Number for Consignment (GINC)
Global Shipment Identification Number (GSIN)

U.P.C. Company Prefix: 851012005

For use when creating U.P.C. barcodes

Legal Entity GLN: 0851012005008

To continue the use of this prefix, your license must be renewed on or before: **6/30/2014**

BOB CARPENTER, PRESIDENT AND CEO, GS1 US

Account Number: **15774652**

License of GS1 Company Prefix V1.8

Accepting the GS1 Company Prefix and the corresponding U.P.C. Company Prefix (hereafter **"the Prefixes"**) and associated documentation accompanying this license agreement constitutes acceptance and full agreement to the terms and provisions of this license agreement and your agreement to be bound by said provisions.

License:
The Prefixes are the property of GS1 US and are to be used in accordance with the GS1 US rules and guidelines to identify trade items, locations, assets, logistics units, and service relations owned or controlled by You ("Licensee"). You may not use or modify the Prefixes other than as provided in this License Agreement. The Prefixes are to be used only by Licensee and only in accordance with GS1 US rules and guidelines. The Prefixes may not be sold, leased, sublicensed, or subdivided for use by others. Special rules apply if Licensee desires to transfer the Prefixes in the event of a company sale or merger. Please contact GS1 US for details.

Warranty Disclaimer:
GS1 US MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND GS1 US SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. GS1 US does not guarantee that the Prefixes will meet "all requirements" of Licensee's business. GS1 US shall not be responsible for any damages, consequential or otherwise, that may be suffered by Licensee or its employees or agents.

Termination:
This license shall terminate immediately if Licensee does not comply directly or indirectly with any term of this License Agreement. GS1 US may terminate this license at any time. This license shall automatically terminate after one year from the date of issuance by GS1 US unless Licensee renews said license by timely payment of the then-current, annual renewal fee to GS1 US. Licensee shall be responsible for and pay GS1 US for all costs, expense or fees (including attorney fees) relating to the collection of renewal payments. This license shall terminate should Licensee cease doing business and no refunds shall be applied.

Upon termination, this license shall cease and use of the Prefixes by Licensee must cease. Use of the Prefixes after termination is not authorized by GS1 US and shall be considered by GS1 US to be an infringement of GS1 US's intellectual property rights, in addition to any rights that may accrue to GS1 US by such use. Please be aware that, upon termination of the license, GS1 US may reissue the Prefixes to other parties.

Transfer:
This Licensing Agreement, the rights, duties and obligations in this license, or the software and its documentation may only be assigned or transferred by Licensee with the express written consent of GS1 US.

Damages:
Licensee acknowledges that misuse of the Prefixes will give rise to irreparable and inadequately compensable damage to GS1 US. Accordingly, GS1 US may seek and obtain injunctive relief against Licensee's breach or threatened breach of this License, in addition to any other legal remedies, such as suit for copyright infringement, which may be available. Licensee acknowledges and agrees that the covenants contained herein are necessary for the protection of GS1 US's legitimate business interests and are reasonable in scope and content.

Governing Law and Venue: This agreement will be governed by the laws of the State of New Jersey. Any legal actions or claims relating to this Agreement may be instituted only in a state or federal court sitting in the County of Mercer in the State of New Jersey, U.S.A. The parties hereby consent to the exclusive jurisdiction of such court and waive any objection to such venue.

Due Authority; Binding Agreement. Licensee represents and warrants to GS1 US that: (i) it has full power and authority to enter into this Agreement and to perform its respective obligations herein; and, (ii) this Agreement represents a valid and legally binding obligation of Licensee and is enforceable against Licensee in accordance with its terms.

GS1 US, Customer Service Team, 7887 Washington Village Drive, Suite 300, Dayton, OH 45459,
Voice:+1 866.648.0507, **Fax:**+1 937.435.7317, **Email:** DMaintenance@gs1us.org, Web: www.gs1us.org

Required Notification of Change

If any of the following changes occur, you must promptly contact the GS1 US Customer Service Team:

- Company name change
- Change of address, phone or fax
- Change in Key Contact, Chief Executive
- Change in company ownership through merger, acquisition or otherwise